EXHIBIT 20(d)

               Monthly Certificateholders' Statement

               Sears Credit Account Master Trust II

                 Series 1995-5 Monthly Statement

   Distribution Date: May 17, 1999 Due Period Ending: April 1999

Under the Series Supplements relating to the Pooling and Servicing Agreement dated as of July 31, 1994, as amended, by and among Sears, Roebuck and Co., SRFG, Inc. (formerly Sears Receivables Financing Group, Inc.) and The First National Bank of Chicago as Trustee, the Trustee is required to prepare certain information each month regarding current distributions to Certificateholders and the performance of the Trust. The information for the Due Period and the Distribution Date listed above is set forth below:

1. Payments or Allocations to Series 1995-5 Investors this Due Period

                      Total           Interest         Principal

Series 1995-5

Class A             $2,520,833.33    $2,520,833.33         $0.00

Class B               $117,438.33      $117,438.33         $0.00

Class C                     $0.00            $0.00         $0.00


2. Principal Receivables at the end of the Due Period

(a) TOTAL PRINCIPAL
RECEIVABLES IN THE TRUST                      $10,269,647,656.85

Aggregate Investor Interest                    $7,539,466,394.64

Seller Interest                                $2,730,181,262.21

(b) INVESTOR INTEREST BY GROUPS

Group One Investor Interest                    $7,539,466,394.64

(c) INVESTOR INTEREST BY SERIES

Series 1994-1 Investor Interest                  $565,847,040.60
Series 1995-1 Investor Interest                  $196,081,127.36
Series 1995-2 Investor Interest                  $593,295,874.08
Series 1995-3 Investor Interest                  $588,240,000.00
Series 1995-5 Investor Interest                  $588,250,000.00
Series 1996-1 Investor Interest                  $588,240,000.00
Series 1996-2 Investor Interest                  $319,361,352.60
Series 1996-3 Investor Interest                  $588,240,000.00
Series 1996-4 Investor Interest                  $588,240,000.00
Series 1996-5 Investor Interest                  $628,931,000.00
Series 1997-1 Investor Interest                  $588,240,000.00
Series 1998-1 Investor Interest                  $588,250,000.00
Series 1998-2 Investor Interest                  $530,000,000.00
Series 1999-1 Investor Interest                  $588,250,000.00

(d) INVESTOR INTEREST BY CLASS (SERIES 1995-5)

Class A Investor Interest                        $500,000,000.00
Class B Investor Interest                         $22,730,000.00
Class C Investor Interest                         $65,520,000.00

TOTAL CLASS INVESTOR INTEREST                    $588,250,000.00


3. Allocation of Collections During the Due Period

(a) TOTAL COLLECTIONS                            $772,670,923.30

Principal Receivables Collected                  $610,526,686.64

Finance Charge Receivables Collected             $162,144,236.66

Recovered Amounts added as
Additional Funds                                  $14,644,661.66

                                                            Additional
                           Finance Charge  Principal        Allocable
                           Collections     Collections      Amounts

(b) ALLOCATION OF
COLLECTIONS WITH
RESPECT TO THE INVESTOR
INTEREST AND THE SELLER
INTEREST

Aggregate Investor
Allocation (Aggregate
Investor Percentage
multiplied by total
Collections received
during the Due Period)      $118,645,012.56    $446,737,718.72  $14,644,661.66

Seller Allocation
(Seller Percentage multiplied
by total Collections
received during the Due
Period)                      $43,499,224.10    $163,788,967.92           $0.00

(c) Group One Allocation    $118,645,012.56    $446,737,718.72  $14,644,661.66

(d) Series 1995-5
Allocation                    $9,114,707.51     $34,319,888.83   $1,125,051.99

(e) Reallocations of
Collections to Series 1995-5
from other series in Group One
and application of Charge-Off
reimbursements to Principal
payments.                             $0.00              $0.00           $0.00

4. Information Concerning Controlled Amortization Amount

                            Amount Distributed  Total Distributions
                             this Due Period    through this Due Period

SERIES 1995-5 BY CLASS:

Class A                               $0.00              $0.00

Class B                               $0.00              $0.00

Class C                               $0.00              $0.00


5. Investor Charged-Off Amounts
                                                 This Due Period

(a)Group One (the sum of the Series
Investor Charged-Off Amounts for
all Series in Group One)                         $53,469,313.22

(b)Series 1995-5 (the sum of the
Class Investor Charged-Off Amounts
for all Classes in Series 1995)                   $4,107,691.85

(c)Series 1995-5 By Class:

Class A (Class A Percentage multiplied
by the Charged-Off Amount)                        $3,491,450.78

Class B (Class B Percentage multiplied
by the Charged-Off Amount)                          $158,721.35

Class C (Class C Percentage multiplied
by the Charged-Off Amount)                          $457,519.71


6. Investor Losses
                                                     Total

(a)Group One                                              $0.00

(b)Series 1995-5                                          $0.00

(c)Series 1995-5 By Class:

Class A                                                   $0.00

Class B                                                   $0.00

Class C                                                   $0.00


7. Monthly Servicing Fee Payable This Due Period

SELLER SERVICING FEE                              $4,678,961.37

INVESTOR SERVICING FEE

(a)Group One                                     $12,761,961.65

(b)Series 1995-5                                    $980,416.67


8. Performance Analysis

(a)Portfolio Yield (Finance Charge Collections
during the Due Period divided by Principal
Receivables in the Trust as of the first
day of the Due Period)                                 18.59%

(b)Charge-Offs (Charged-Off Amounts during
the Due Period divided by Principal
Receivables in the Trust as of the
first day of the Due Period)                           8.38%

(c)Recoveries (Recovered Amounts
added as Additional Funds on
the Distribution Date divided
by Aggregate Investor Interest
in the Trust as of the first day
of the Due Period)                                     2.30%

(d)Investor Servicing Fee Percentage
(weighted  average of Investor Servicing
Fees for Series 1995-5)                                2.00%

(e)Weighted Average Certificate Rate
(weighted average certificate rates for all
classes of Series 1995-5)                              5.38%

(f)Series Excess Servicing Percentage
(the sum of Portfolio Yield and Recoveries
minus the sum of Charge-Offs, the Investor
Servicing Fee Percentage and the Weighted Average
Certificate Rate)                                      5.13%

(g)Total Payment Rate (Aggregate
Collections during the Due Period divided
by the aggregate amount of Receivables
in the Trust as of the first day of the
Due Period)                                            7.27%

9. Summary Delinquency Aging Information

In April 1999, Sears completed its conversion to the Total Systems Services, Inc. ("TSYS") account processing system, affecting approximately 64% of the receivable balances in the Trust at the end of the April Due Period. Although all accounts have been converted, the remaining 36% of the receivable balances will not be reflected in TSYS balances until the end of the May Due Period.
For a further discussion of Sears change to a new aging methodology in connection with the conversion of its receivables processing system to the TSYS account processing system, see the Trust's Current Report on Form 8-K dated
May 14, 1998.

The  Accounts in the Trust have the following delinquency distribution:


                                              April 1999
                                       Non-Converted  Converted
Delinquencies as a % of balances (1)   Accounts (2)   Accounts (3)
  60 - 89 days past due.....   ...      1.54%          2.08%
  90 - 119 days past due.......         1.19%          1.50%
  120 days or more past due....         2.73%          4.02%
Total Delinquencies                     5.46%          7.60%

(1)The delinquency rate is calculated by dividing the delinquent balances as of the end of the Due Period by the balance of receivables in the Trust at the beginning of the Due Period.

(2)Under Sears proprietary receivables processing system, in general, Sears and the Bank consider an account delinquent when its cumulative past due balance is three or more times the scheduled minimum monthly payment. The data in this column reflect the percentage of Account balances for which the cumulative past due amount is three, four and five or more times, respectively, the scheduled minimum monthly payment.

(3)Under the TSYS processing system, Sears and the Bank determine delinquency levels for accounts using an aging methodology that is based on the number of completed billing cycles during which the customer failed to make a required payment. The data in this column reflect the percentage of Account balances for which the customer has failed to make a required payment in each of the last three, four and five or more billing cycles, respectively. The performance of the converted accounts may not be representative of the total Sears Portfolio or the Accounts in the Trust.

                             THE FIRST NATIONAL BANK OF CHICAGO,
                             as Trustee


                             By:/s/Diane Swanson
                             Diane Swanson
                            Assistant Vice President